Exhibit 22

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2003

TO THE STOCKHOLDERS OF CITIZENS FINANCIAL CORP.:

Notice is hereby given that the Annual Meeting of Stockholders of Citizens Financial Corp. will be held in the lobby of the Citizens National Bank of Elkins, 211-213 Third Street, Elkins, West Virginia, on Saturday, April 26, 2003, at 11:00 A.M., for the purpose of voting on the following matters:

1.	To fix the maximum number of Directors at ten (10).

2.	To elect three (3) Directors to serve a full three-year term expiring in 2006. The nominees are: Robert N. Alday; Cyrus K. Kump; and John A. Yeager

In addition to the foregoing nominees, the following seven (7) persons presently are serving as members of the Board of Directors, for terms to expire in the year indicated for each member: Max L. Armentrout (2005); William J. Brown (2004); Edward L. Campbell (2004); Raymond L. Fair (2005); John F. Harris (2005); Robert J. Schoonover (2004); and L. T. Williams (2005).

3.	To conduct such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on March 12, 2003 are entitled to notice and to vote at the meeting.

I urge you to sign and date the enclosed proxy and return it at once in the enclosed envelope.  Proxies may be revoked at any time prior to the voting thereof.

By Order of the Board of Directors

Sincerely,

Leesa M. Harris Secretary

March 15, 2003

Exhibit 22 (cont.)

PROXY

CITIZENS FINANCIAL CORP.
ANNUAL MEETING OF STOCKHOLDERS-SATURDAY, APRIL 26, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CITIZENS FINANCIAL CORP.

          Edward L. Campbell, Carl Antolini, Jr., and Ann W. Harris, or any of them, each with all the powers and discretion the undersigned would have if personally present, are hereby appointed to represent the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Citizens Financial Corp. to be held on April 26, 2003 (including any adjournments or postponements thereof), and to vote all shares of stock of Citizens Financial Corp. which the undersigned is entitled to vote on all matters that properly come before the meeting, subject to any directions indicated in the boxes below.

This Proxy shall be voted as follows (MANAGEMENT RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING):

1.	FIX THE MAXIMUM NUMBER OF DIRECTORS AT TEN (10)

	_____FOR	_____AGAINST	_____ABSTAIN

2.	ELECTION OF THREE (3) CLASS 3 DIRECTORS (To serve three-year terms until the Annual Meeting of Stockholders to be held in April, 2006).

	_____FOR ALL NOMINEES LISTED BELOW	_____AGAINST ALL NOMINEES LISTED BELOW

(INSTRUCTION:  To vote against any individual nominee, strike a line through the nominee’s name in the list below)

Robert N. Alday
Cyrus K. Kump
John A. Yeager

3.	In the discretion of the Proxy representatives, to vote with respect to other matters that may come before the meeting or any adjournment thereof.

THE PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED, IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE REPRESENTATIVES WILL VOTE “FOR” THE ABOVE LISTED PROPOSALS.

DATED  this ___ day of ___________________, 2003(Please date this Proxy).

Signature of Registered Owner

Signature of Registered Owner

Number of Shares Held: ______

When signing as attorney, executor, administrator, trustee, or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.